PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 1ST QUARTER 2019 EARNINGS

•	1ST QUARTER GAAP NET INCOME OF $0.54 PER COMMON SHARE

•	1ST QUARTER CORE EARNINGS(1) OF $0.57 PER COMMON SHARE

•	GAAP BOOK VALUE OF $16.15 PER COMMON SHARE
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the first quarter ended March 31, 2019. The Company’s GAAP net income for the first quarter was $101 million or $0.54 per common share. Core earnings(1) for the first quarter ended March 31, 2019 was $106 million or $0.57 per common share. Economic return on book value for the first quarter was 4.8%(2).

“Chimera continued to diversify it’s capital structure by issuing $200 million of Series D preferred stock this quarter,” said Matthew Lambiase, Chimera’s CEO and President. “The addition of preferred stock has created a positive impact on our balance sheet, allowing us to grow our investment portfolio and lower the company’s overall cost of capital.”

(1) Core earnings is a non-GAAP measure. See additional discussion on page 5.
(2) Economic return on book value is based on the change in GAAP book value per common share plus the dividend declared per common share.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	March 31, 2019	December 31, 2018
Cash and cash equivalents	$122,850	$47,486
Non-Agency RMBS, at fair value	2,538,043	2,486,130
Agency MBS, at fair value	12,238,044	12,188,950
Loans held for investment, at fair value	12,400,203	12,572,581
Receivable for investment sold	1,414,478	—
Accrued interest receivable	122,746	123,442
Other assets	500,593	252,582
Derivatives, at fair value, net	946	37,468
Total assets (1)	$29,337,903	$27,708,639
Liabilities:
Repurchase agreements ($17.2 billion and $15.8 billion pledged as collateral, respectively)	$15,323,874	$14,030,465
Securitized debt, collateralized by Non-Agency RMBS ($1.0 billion pledged as collateral, respectively)	153,179	159,955
Securitized debt at fair value, collateralized by loans held for investment ($11.8 billion and $12.3 billion pledged as collateral, respectively)	8,124,760	8,455,376
Payable for investments purchased	1,513,657	1,136,157
Accrued interest payable	124,759	110,402
Dividends payable	99,050	95,986
Accounts payable and other liabilities	45,447	16,469
Derivatives, at fair value, net	—	—
Total liabilities (1)	$25,384,726	$24,004,810

Commitments and Contingencies (See Note 15)

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 and 0 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	—
Common stock: par value $0.01 per share; 500,000,000 and 300,000,000 shares authorized, 187,144,009 and 187,052,398 shares issued and outstanding, respectively	1,871	1,871
Additional paid-in-capital	4,268,063	4,072,093
Accumulated other comprehensive income	672,988	626,832
Cumulative earnings	3,497,636	3,379,489
Cumulative distributions to stockholders	(4,487,753)	(4,376,748)
Total stockholders' equity	$3,953,177	$3,703,829
Total liabilities and stockholders' equity	$29,337,903	$27,708,639
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of March 31, 2019 and December 31, 2018, total assets of consolidated VIEs were $13,076,640 and $13,392,951, respectively, and total liabilities of consolidated VIEs were $8,312,916 and $8,652,158, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended
	March 31, 2019	March 31, 2018
Net interest income:
Interest income (1)	$350,389	$297,132
Interest expense (2)	202,950	149,251
Net interest income	147,439	147,881
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(801)	(294)
Portion of loss recognized in other comprehensive income	(4,052)	(864)
Net other-than-temporary credit impairment losses	(4,853)	(1,158)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	(89,315)	81,419
Realized gains (losses) on terminations of interest rate swaps	(108,046)	—
Net realized gains (losses) on derivatives	(7,277)	13,085
Net gains (losses) on derivatives	(204,638)	94,504
Net unrealized gains (losses) on financial instruments at fair value	200,812	14,466
Net realized gains (losses) on sales of investments	8,603	—
Gains (losses) on extinguishment of debt	—	9,670
Total other gains (losses)	4,777	118,640

Other expenses:
Compensation and benefits	14,370	8,411
General and administrative expenses	5,883	5,489
Servicing fees	8,963	11,334
Deal expenses	—	1,088
Total other expenses	29,216	26,322
Income (loss) before income taxes	118,147	239,041
Income taxes	—	34
Net income (loss)	$118,147	$239,007

Dividends on preferred stock	17,392	9,400

Net income (loss) available to common shareholders	$100,755	$229,607

Net income (loss) per share available to common shareholders:
Basic	$0.54	$1.22
Diluted	$0.54	$1.22

Weighted average number of common shares outstanding:
Basic	187,112,454	187,553,281
Diluted	188,199,711	188,176,753

(1) Includes interest income of consolidated VIEs of $207,112 and $235,026 for the quarters ended March 31, 2019 and 2018, respectively.
(2) Includes interest expense of consolidated VIEs of $91,027 and $99,614 for the quarters ended March 31, 2019 and 2018, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended
	March 31, 2019	March 31, 2018
Comprehensive income (loss):
Net income (loss)	$118,147	$239,007
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	26,385	(88,816)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	4,853	1,158
Reclassification adjustment for net realized losses (gains) included in net income	14,918	—
Other comprehensive income (loss)	46,156	(87,658)
Comprehensive income (loss) before preferred stock dividends	$164,303	$151,349
Dividends on preferred stock	$17,392	$9,400
Comprehensive income (loss) available to common stock shareholders	$146,911	$141,949

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, core earnings include interest income and expense as well as realized losses on interest rate swaps used to hedge interest rate risk. Management believes that the presentation of core earnings is useful to investors because it can provide a useful measure of comparability to our other REIT peers, but has important limitations. We believe core earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts:

	For the Quarters Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$100,755	$(117,235)	$147,361	$108,708	$229,607
Adjustments:
Net other-than-temporary credit impairment losses	4,853	4,269	7,233	9,131	1,158
Net unrealized (gains) losses on derivatives	89,315	319,673	(71,197)	(25,895)	(81,419)
Net unrealized (gains) losses on financial instruments at fair value	(200,812)	(84,836)	34,306	18,364	(14,466)
Net realized (gains) losses on sales of investments	(8,603)	(1,213)	6,123	(2,167)	—
(Gains) losses on extinguishment of debt	—	(7,055)	(9,263)	(387)	(9,670)
Realized (gains) losses on terminations of interest rate swaps	108,046	—	—	—	—
Net realized (gains) losses on Futures (1)	12,579	(4,320)	(2,799)	2,210	(16,424)
Core Earnings	$106,133	$109,283	$111,764	$109,964	$108,786

GAAP net income per basic common share	$0.54	$(0.63)	$0.79	$0.58	$1.22
Core earnings per basic common share(2)	$0.57	$0.58	$0.60	$0.59	$0.58

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at March 31, 2019 and December 31, 2018.

	March 31, 2019
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,347,459	$54.19	$81.92	5.1%	19.2%
Senior, interest-only	6,227,847	4.65	4.52	1.1%	8.1%
Subordinated	446,450	59.90	71.98	4.1%	9.3%
Subordinated, interest-only	229,475	4.49	5.21	1.1%	15.9%
Agency MBS
Residential pass-through	8,686,945	102.41	103.06	4.0%	3.6%
Commercial pass-through	3,080,065	101.94	101.90	3.6%	3.4%
Interest-only	2,627,192	5.53	5.59	1.0%	5.3%

	December 31, 2018
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,386,049	$53.40	$81.44	5.0%	19.5%
Senior, interest-only	5,667,198	5.06	4.50	1.2%	8.4%
Subordinated	394,037	56.60	70.16	4.0%	9.9%
Subordinated, interest-only	221,549	4.48	5.26	1.1%	16.4%
Agency MBS
Residential pass-through	8,984,249	102.47	102.12	4.0%	3.6%
Commercial pass-through	2,895,679	101.98	99.50	3.6%	3.4%
Interest-only	3,028,572	4.49	4.40	0.8%	4.3%

At March 31, 2019 and December 31, 2018, the repurchase agreements collateralized by MBS had the following remaining maturities.

	March 31, 2019	December 31, 2018
	(dollars in thousands)
Overnight	$8,504	$—
1 to 29 days	6,455,405	6,326,232
30 to 59 days	4,897,931	4,620,656
60 to 89 days	1,507,408	1,504,695
90 to 119 days	683,716	169,244
Greater than or equal to 120 days	1,770,910	1,409,638
Total	$15,323,874	$14,030,465

The following table summarizes certain characteristics of our portfolio at March 31, 2019 and December 31, 2018.

	March 31, 2019	December 31, 2018
Interest earning assets at period-end (1)	$27,176,290	$27,247,661
Interest bearing liabilities at period-end	$23,601,813	$22,645,796
GAAP Leverage at period-end	6.0:1	6.1:1
GAAP Leverage at period-end (recourse)	3.9:1	3.8:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	5.0%	4.7%
Senior	2.9%	2.8%
Senior, interest only	1.1%	1.1%
Subordinated	1.0%	0.8%
Subordinated, interest only	0.0%	0.0%
RMBS transferred to consolidated VIEs	2.0%	2.1%
Agency MBS	46.9%	46.7%
Residential	34.2%	35.0%
Commercial	12.1%	11.2%
Interest-only	0.6%	0.5%
Loans held for investment	46.1%	46.5%
Fixed-rate percentage of portfolio	95.8%	95.8%
Adjustable-rate percentage of portfolio	4.2%	4.2%
(1) Excludes cash and cash equivalents.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized (Gains) Losses on Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Net Realized Gains (Losses) on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended March 31, 2019	$350,389	$202,950	$(5,462)	$197,488	$147,439	$5,462	$(1,571)	$151,330
For the Quarter Ended December 31, 2018	$348,033	$193,920	$364	$194,284	$154,113	$(364)	$(140)	$153,609
For the Quarter Ended September 30, 2018	$321,715	$174,671	$(242)	$174,429	$147,044	$242	$321	$147,607
For the Quarter Ended June 30, 2018	$306,436	$161,266	$(1,246)	$160,020	$145,170	$1,246	$436	$146,852
For the Quarter Ended March 31, 2018	$297,132	$149,251	$2,612	$151,863	$147,881	$(2,612)	$143	$145,412
(1) Primarily interest expense/(income) on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	March 31, 2019			March 31, 2018
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$11,448,243	$103,595	3.6%	$3,880,870	$33,342	3.4%
Non-Agency RMBS	1,272,073	32,758	10.3%	1,150,135	22,004	7.7%
Non-Agency RMBS transferred to consolidated VIEs	535,031	38,769	29.0%	896,139	52,107	23.3%
Residential mortgage loans held for investment	12,102,993	173,696	5.7%	13,265,821	189,822	5.7%
Total	$25,358,340	$348,818	5.5%	$19,192,965	$297,275	6.2%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Repurchase agreements collateralized by:
Agency MBS (2)	$10,695,015	$69,311	2.6%	$3,253,529	$16,140	2.0%
Non-Agency RMBS (2)	634,481	5,691	3.6%	411,143	3,025	2.9%
Re-REMIC repurchase agreements	557,467	6,499	4.7%	828,745	7,727	3.7%
RMBS from loan securitizations	2,706,425	24,960	3.7%	2,763,631	25,358	3.7%
Securitized debt, collateralized by Non-Agency RMBS	156,277	1,934	5.0%	200,374	2,825	5.6%
Securitized debt, collateralized by loans	8,150,394	89,093	4.4%	9,185,049	96,788	4.2%
Total	$22,900,059	$197,488	3.4%	$16,642,471	$151,863	3.7%

Economic net interest income/net interest rate spread		$151,330	2.1%		$145,412	2.5%

Net interest-earning assets/net interest margin	$2,458,281		2.4%	$2,550,494		3.0%

Ratio of interest-earning assets to interest bearing liabilities	1.11			1.15

(1) Interest-earning assets at amortized cost
(2) Interest includes net cash paid/received on swaps

The table below shows our Net Income and Economic Net Interest Income as a percentage of average stockholders' equity and Core Earnings as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity.  Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Core Earnings are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended March 31, 2019	12.34%	15.81%	14.03%
For the Quarter Ended December 31, 2018	(10.80)%	16.13%	14.09%
For the Quarter Ended September 30, 2018	16.64%	15.61%	13.96%
For the Quarter Ended June 30, 2018	12.91%	16.05%	13.72%
For the Quarter Ended March 31, 2018	26.17%	15.92%	13.61%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
	(dollars in thousands)
Balance, beginning of period	$505,763	$539,020	$540,269	$555,444	$582,193
Accretion of discount	(35,551)	(36,287)	(35,184)	(38,110)	(37,309)
Purchases	6,638	4,589	1,966	3,098	—
Sales and deconsolidation	127	(625)	(986)	(6,439)	174
Transfers from/(to) credit reserve, net	8,063	(934)	32,955	26,276	10,386
Balance, end of period	$485,040	$505,763	$539,020	$540,269	$555,444

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.